Exhibit 107
Calculation of Filing Fee Tables

Form S-8

Zoom Communications, Inc.

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock	Other(2)	15,287,043(3)	$73.72(2)	$1,126,960,809.96	0.00015310	$172,537.70
Equity	Class A common stock	Other(4)	3,057,408(5)	$62.67(4)	$191,607,759.36	0.00015310	$29,335.15
Total Offering Amounts				–	$1,318,568,569.32	–	$201,872.85
Total Fees Previously Paid				–	–	–	–
Total Fee Offsets				–	–	–	$201,872.85
Net Fee Due				–	–	–	$0

(1)    Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock of Zoom Communications, Inc. (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Class A common stock, as applicable.
(2)    Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on February 27, 2025.
(3)    Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on January 31 of the preceding fiscal year, which annual increase is provided by the Registrant’s 2019 Equity Incentive Plan.
(4)    Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on February 27, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(5)    Represents an automatic increase equal to 1% of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on January 31 of the preceding fiscal year, which annual increase is provided by the 2019 ESPP.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	--	--	--	--	--	--	--	--	--	--	--
Fee Offset Sources	--	--	--	--	--	--	--	--	--	--	--
Rule 457(p)
Fee Offset Claims(1)	Zoom Video Communications, Inc.	S-4	333-258815	August 13, 2021		$201,872.85(1)	Equity	Class A Common Stock	43,673,988 shares	$15,057,382,692.48
Fee Offset Sources(1)	Zoom Video Communications, Inc.	S-4	333-258815		August 13, 2021						$201,872.85(1)(2)

(1)    The Registrant previously registered $15,057,382,692.48 in aggregate offering amount of Class A common stock pursuant to the Registration Statement on Form S-4 (File Number 333-258815) filed on August 13, 2021, as amended by Pre-Effective Amendment No. 1 filed on August 26, 2021 (the “Prior Registration Statement”). The Registrant has withdrawn the Prior Registration Statement and no securities were sold thereunder.
(2)    The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $1,642,760.45. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset $192,507.12 of the total registration fees due under its Registration Statement on Form S-8 (File Number 333-263354), filed on March 8, 2022, $132,800.37 of the total registration fees due under its Registration Statement on Form S-8 (File Number 333-270264), filed on March 3, 2023 and $168,978.58 of the total registration fees due under its Registration Statement on Form S-8 (File Number 333-277614), filed on March 4, 2024, against the fees previously paid in connection with the Prior Registration Statement, leaving a remaining balance of $1,148,474.38 available for future fee offsets by the Registrant. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $201,872.85 from the fees previously paid in connection with the Prior Registration Statement, with $946,601.53 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.